Exhibit 99.1

VANTAGE DRILLING ANNOUNCES CLOSING OF OFFERING OF $775.0 MILLION

OF ADDITIONAL 11 1/2% SENIOR SECURED FIRST LIEN NOTES DUE 2015

BY ITS SUBSIDIARY OFFSHORE GROUP INVESTMENT LIMITED

HOUSTON, TX - 4/10/2012 - Vantage Drilling Company (“Vantage” or the “Company”) (NYSE Amex: VTG) announced today that its wholly-owned subsidiary Offshore Group Investment Limited (the “Issuer”) has closed its offering of $775.0 million aggregate principal amount of additional 11  1/2% Senior Secured First Lien Notes due 2015 (the “Notes”). The Notes were issued at a price equal to 108% of their face value, plus accrued and unpaid interest from February 1, 2012. The Notes are guaranteed by Vantage and each of the Issuer’s existing and future subsidiaries and by certain of Vantage’s other subsidiaries, and are senior secured obligations of the Issuer and the guarantors. The Notes were offered as additional notes under the indenture pursuant to which the Issuer previously issued $1.225 billion of 11 1 / 2 % Senior Secured First Lien Notes due 2015.

The net proceeds from this offering will be used by the Issuer (a) to purchase from Valencia Drilling Corporation, an affiliate of F3 Capital, the Company’s largest shareholder and its affiliate, all of the rights and obligations under the construction contract (the “Dragonquest Construction Contract”) with Daewoo Shipbuilding and Marine Engineering Co., Ltd. for the construction and delivery of the ultra-deepwater drillship known as the Dragonquest pursuant to a Purchase Agreement dated March 20, 2012 (the “Purchase Agreement”) and the purchase of related equipment specified in the Purchase Agreement, (b) to fund the construction payments for the Dragonquest pursuant to the Dragonquest Construction Contract, (c) to reimburse and pay for construction costs, expenses and other expenditures previously incurred, and to be incurred, in each case, on an arm’s length basis, in good faith and in the ordinary course of business by the Company or a subsidiary of the Company for the purpose of making the Dragonquest operational, (d) to pay a consent fee to the holders of its existing notes and transaction fees and expenses in connection with the transactions contemplated hereby and (e) for general corporate purposes.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The Notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S of the Securities Act. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption under the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or solicitation of an offer to buy any security, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Vantage

Vantage Drilling Company, a Cayman Islands exempted company, is an international offshore drilling company focused on operating a fleet of modern, high specification drilling units. Its principal business is to contract drilling units, related equipment and work crews, primarily on a dayrate basis to drill oil and natural gas wells for its customers. It also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of drilling units, the Company is a provider of offshore contract drilling services to major, national and independent oil and natural gas companies, focused primarily on international markets. Its fleet of owned units is currently comprised of four jackup rigs in operation and two drillships, one of which is in operation and one of which is under construction. The Dragonquest drillship, to be acquired as described above, is expected to be delivered in April 2012, and the Tungsten Explorer drillship is expected to be delivered in the second quarter of 2013. The Company is also overseeing the construction of one additional drillship for a third party.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Vantage’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Vantage’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, Vantage does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.